EXHIBIT 11


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                                                                    EXHIBIT 11


                          FFVA FINANCIAL CORPORATION

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                                 Year Ended December 31,
                                                                  1995(1)        1996
                                                               -----------    -----------
Primary earnings per share:
  Weighted average number of shares outstanding ............     6,074,184      5,211,750
  Average unallocated ESOP shares ..........................      (266,060)      (231,031)
  Incremental shares attributed to outstanding options......        56,160        156,243
                                                               -----------    -----------
  Weighted average number of common stock
    equivalents ............................................     5,864,284      5,136,962
                                                               ===========    ===========
  Net income ...............................................   $ 6,474,000    $ 5,463,000
                                                               ===========    ===========

Primary earnings per common and common
equivalent share ...........................................   $      1.11    $      1.06
                                                               ===========    ===========

Earnings per share assuming full dilution:
  Weighted average number of shares outstanding ............     6,074,184      5,211,750
  Average unallocated ESOP shares ..........................      (266,060)      (231,031)
  Incremental shares attributed to outstanding options......        56,160        239,576
                                                               -----------    -----------
  Weighted average number of common stock
    equivalents ............................................     5,864,284      5,220,295
                                                               ===========    ===========
  Net income ...............................................   $ 6,474,000    $ 5,463,000
                                                               ===========    ===========
Fully diluted earnings per common and common
equivalent share............................................   $      1.11    $      1.05
                                                               ===========    ===========


      The Company accounts for the shares acquired by the Employee Stock Ownership Plan ("ESOP") in accordance with Statement of Position 93-6: shares controlled by the ESOP are not considered in the weighted average shares outstanding until the shares are committed for allocation.

(1) Adjusted to reflect the two-for-one stock split paid June 5, 1996.